Clean • Safe • Secure • Affordable Exhibit 99.2

Disclaimer This presentation (the “presentation”) is being delivered to you by X-Energy Reactor Company, LLC (“X-energy”) and Ares Acquisition Corporation (“AAC”) to assist interested parties in making their own evaluation with respect to a potential business combination of X-energy and AAC and related transactions (the “proposed business combination”). This presentation is provided for informational purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Combined Co. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of X-energy and AAC is prohibited. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.   No Representations and Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to the proposed business combination. Viewers of this presentation should make their own evaluation of the proposed business combination and of the relevance and adequacy of the information and should make other investigations as they deem necessary. This presentation is not intended to form the basis of any investment decision by any potential investor and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by X-energy, AAC or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction and no responsibility or liability what so ever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. X-energy and AAC disclaim any duty to update the information contained in this presentation. Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. X-energy’s, AAC’s and the post-business combination combined company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, X-energy’s and AAC’s expectations with respect to future performance. These forward-looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted in connection with any proposed business combination; (2) the inability to complete any proposed business combination or related transactions; (3) inability to raise sufficient capital to fund our business plan, including limitations on the amount of capital raised in any proposed business combination as a result of redemptions or otherwise; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete any business combination; (5) the risk that any proposed business combination disrupts current plans and operations; (6) the inability to recognize the anticipated benefits of any proposed business combination, which may be affected by, among other things, competition, the ability of the post-business combination combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (7) costs related to the any proposed business combination or related transactions; (8) changes in the applicable laws or regulations; (9) the possibility that X-energy or the post-business combination combined company’s may be adversely affected by other economic, business, and/or competitive factors; (10) the ongoing impact of the global COVID-19 pandemic; (11) economic uncertainty caused by the impacts of the conflict in Russia and Ukraine and rising levels of inflation and interest rates; (12) the ability of X-energy to obtain regulatory approvals necessary for it to deploy its small modular reactors in the United States and abroad in a timely way, or at all; (13) whether government funding and/or demand for high assay low enriched uranium for government or commercial uses will materialize or continue; (14) the impact and potential extended duration of the current supply/demand imbalance in the market for low enriched uranium; (15) X-energy’s business with various governmental entities is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto; (16) X-energy’s limited operating history makes it difficult to evaluate its future prospects and the risks and challenges it may encounter; and (17) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by X-energy, AAC or the post-business combination combined company’s with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing list of factors is not exhaustive. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q, the proxy statement/prospectus related to the proposed business combination, when they become available, and the other documents filed (or to be filed) by AAC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These risks and uncertainties may be amplified by the conflict in Russia and Ukraine, rising levels of inflation and interest rates and the ongoing COVID-19 pandemic, which have caused significant economic uncertainty. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and X-energy and AAC assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. Neither X-energy nor AAC gives any assurance that either X-energy or AAC, respectively, will achieve its expectations. Use of Projections This presentation contains financial forecasts or projections with respect to X-energy’s projected financial results. Neither X-energy’s nor AAC’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of future performance of X-energy or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. All projections and estimates included in this presentation are approximations. Financial Information; Non-GAAP Financial Measures The financial metrics disclosed in this presentation have been prepared on a cash basis. Financial information related to X-energy’s performance and results of operations are based on the information available to X-energy at this time, and are subject to change. These results should not be viewed as a substitute for X-energy’s condensed consolidated financial statements prepared in accordance with GAAP that have been audited and reviewed by X-energy’s independent auditors. Accordingly, you should not place undue reliance on these results and key operating metrics. Valuations are as of the dates provided herein and do not take into account subsequent events, including the ongoing impact of COVID-19, the conflicts in Russia and Ukraine, and rising inflation and interest rates, which can be expected to have an adverse effect on certain entities identified or contemplated herein. Additional Information and Where to Find It This presentation is being made in respect of the proposed business combination . AAC intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement and a prospectus of AAC, and each party will file other documents with the SEC regarding the proposed business combination. A definitive proxy statement/prospectus will also be sent to AAC’s shareholders, seeking any required shareholder approval. Before making any voting or investment decision, investors and security holders of AAC and potential investors in the post-business combination combined company’s are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed business combination. The documents filed by AAC with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by AAC may be obtained free of charge from AAC at www.aresacquisitioncorporation.com. Alternatively, these documents, when available, can be obtained free of charge from AAC upon written request to Ares Acquisition Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167, Attn: Secretary, or by calling 212 750 7300.  Participants in Solicitation AAC and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from AAC’s shareholders, in favor of the approval of the proposed business combination. For information regarding AAC’s directors and executive officers, please see AAC’s Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and the other documents filed (or to be filed) by AAC from time to time with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed business combination may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding section.  Industry and Market Data In this presentation, X-energy and AAC rely on and refer to certain information and statistics regarding the markets and industries in which X-energy competes. Such information and statistics are based on X-energy’s management’s estimates and/or obtained from third party sources, including reports by market research firms and company filings. While X-energy and AAC believe such third party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. X-energy and AAC have not independently verified the accuracy or completeness of the information provided by the third-party sources. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and X-energy’s and AAC’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but X-energy, AAC and their affiliates will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

Ares is a Compelling SPAC Partner for X-energy

Leading Partnership with Ares Acquisition Corporation

- **Ares Acquisition Corporation ("AAC") is a special purpose acquisition company with $1bn of cash-in-trust**
- **Ares Management Corporation (NYSE: ARES) ("Ares") is a leading global alternative asset manager with ~$341bn of AUM, ~2,500 employees and 885+ investment professionals**
  - Given Ares' robust sourcing and underwriting capabilities, AAC has been highly selective in pursuing a business combination
- **Ares aims to be a leader in climate initiatives by incorporating sustainability further into select investments and business practices**
  - Established track record in climate infrastructure with over $3bn invested or committed since 2015 in companies that, among other things, are working to accelerate the transition to a lower carbon economy
- **Ares offers meaningful value creation capabilities for its investments through an experienced public IR team, demonstrated track record of accessing the public markets and dedicated environmental, social and governance ("ESG") team**

Ares' Sponsorship and Deep Infrastructure Investing Experience[1]

>10 IPOs
Ares has successfully brought over 10 IPOs to market

~3,000 Portfolio Companies
Deep executive network and collaboration across portfolio companies

~1,800 Institutional Relationships
Significant relationships to assist value creation plan

~$14bn
Related capital costs for greenfield generation and transmission projects

>$10bn
Invested across 250 infrastructure opportunities

>$3bn
Invested or committed across 50 climate infrastructure opportunities since 2015

Notable Accolades[2]

- Private Equity Sponsor of the Year WINNER — Private Equity Sponsor of the Year 2020
- Infrastructure Investor AWARDS 2021 — Renewables Investor of the Year (North America)

Note: As of September 30, 2022. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a registered investment adviser and a wholly owned portfolio company of Ares Capital Corporation, a subsidiary of Ares
1) *Investment experience shown includes invested capital from relevant investments made by Ares Infrastructure Opportunities (AIO) and Ares Direct Lending, including Ares Capital Corporation, that are consistent with AIO's investment mandate*
2) *The performance, awards/ratings noted herein relate only to selected funds/strategies and may not be representative of any given client's experience and should not be viewed as indicative of Ares' past performance or its funds' future performance; All investments involve risk, including loss of principal; Please see endnotes for additional information*

© 2022 X-Energy Reactor Company, LLC, all rights reserved
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Existing Shareholder and Strategic Support 100% rollover from existing investors and funding from key strategic partners, including Dow Inc. (“Dow”) and Ontario Power Generation Inc. (“OPG”) X-energy & Ares – A Differentiated Partnership Compelling Tailwinds in Clean Energy Advanced nuclear is a key component of the clean energy transition and energy security investment themes given its ability to decarbonize power and industrial end markets and provide reliable and continuous operations Ares Sponsorship $75 million of total Ares commitments and $1 billion of cash-in-trust Strong Government Support $1.2 billion of funding from the Department of Energy’s (“DOE”) Advanced Reactor Demonstration Program ("ARDP”) –one of two demonstration awards out of many applicants Advanced Nuclear Technology Leader X-energy’s design drives enhanced safety, lower cost, faster construction timelines, and modular scalability vs. conventional nuclear; broader use cases vs. other SMR competitors, including as a replacement for carbon-intensive power and industrial applications Significant Market Opportunity with Early Mover Advantages Need for clean, reliable secure energy drives significant addressable market opportunity. Strong customer pipeline of 30+ potential active engagements with multiple revenue streams

Introduction & Company Overview

Source: EIA – International Energy Outlook (October 2021) Source: IEA – New IEA World Energy Outlook (October 2022) © 2022 X-Energy Reactor Company, LLC, all rights reserved Two Challenges in Opposition Global Energy Demand Up 50% by 2050(1) Need to drastically Reduce Carbon Emissions Nuclear is the only energy source for reliability and decarbonization “Always-on” baseload energy Generates zero carbon emissions Can be flexibly located near load centers “Nuclear power plays a significant role in a secure global pathway to net zero” Fossil fuels currently supply ~80% of global energy(2) (3) Source: IEA – Nuclear Power and Secure Energy Transitions Report (June 2022)

I founded X-energy because the world needs energy solutions that are clean, safe, secure, and affordable. With so much at stake, we cannot continue down the same path.” – Kam Ghaffarian, Founder “ Steam Turbines Digital rendering of a Xe-100 4-pack (320MWe) Expected EPZ Nuclear Islands Energy for the Future

X-energy at a Glance

Founded in 2009 *13 years of investment and development*	**Rockville, MD Headquarters** *Rooted in the nuclear community with proximity to the DOE and Nuclear Regulatory Commission ("NRC")*
50+ Years of R&D *Built upon years of R&D in high temperature gas reactors*	**~400 Employees** *Leading Gen IV nuclear development and licensing team[(1)]*
$1.2bn Federal Funding *Selected for DOE's Advanced Reactor Demonstration Program[(2)]*	**~$580mm Investment** *Capital invested to date with $120 million of committed capital[(3)]*

X-energy's Advanced Nuclear Technology



Our High Performing Reactor: Xe-100

- Gen-IV High-Temperature Gas-cooled Reactors (HTGR) have advantages in sustainability, economics, reliability, safety, and versatility in application
- Each reactor will be engineered to operate as a single 80 MWe unit and is optimized as a four-unit plant delivering 320 MWe



Our Clean and Safe Fuel: TRISO-X

- Our reactors will use tri-structural isotropic (TRISO) particle fuel, developed and improved over 60 years
- TRISO is designed not to melt and can withstand extreme temperatures that are well beyond the threshold of current nuclear fuels
- We manufacture our own proprietary version (TRISO-X) to ensure supply and quality control





Other Strategic R&D Initiatives

- We're developing advanced concepts for nuclear power and propulsion for potential military, critical infrastructure and space applications

1) *As of December 2022*
2) *Awarded in December 2020*
3) *As of December 2022, includes $210mm of government funding, $75mm committed capital of Series C-2 financing, including a $30mm commitment from Ares Management and $45mm PIPE commitment from Ares Management*

© 2022 X-Energy Reactor Company, LLC, all rights reserved
8

Our Traction, Accomplishments & Risk Reduction to Date

2009 - 2014 — Initial Concept

- **Founded by Kam Ghaffarian**



- **Reactor engineering team in place**, led by Dr. Eben Mulder & Dr. Martin Van Staden
- Completed market study, design choices, and **finalizes design parameters for Xe-100**



2015 - 2018 — Technical Development Focus

- X-energy hired fuel team and begins development of TRISO-X
- Established pebble fuel manufacturing capability



- **Began regulatory engagement with the NRC.** Produced first pebble in pilot fuel facility

2019 - 2021 — Preparation for Commercialization

- **Clay Sell appointed CEO**



- Initiated commercialization track and regulatory engagement with Canadian Nuclear Safety Commission
- **Selected for DOE's Advanced Reactor Development Program (one of two demonstration awards out of many applicants)**
- George Vanderheyden joined as head of Commercial Division and Chief Nuclear Officer and builds project delivery team

2022 — Customer Wins & Commercialization Acceleration

- ONTARIO POWER GENERATION: **Signed framework agreement** to deploy **Xe-100** for industrial applications
- **Signed LOI** to collaborate on intent to provide process heat and power at a Dow U.S. Gulf Coast facility by **~2030** (DOW)
- **Groundbreaking of TRISO-X advanced nuclear fuel facility**



- **Inflation Reduction Act passed**, providing significant tax incentives for the deployment of advance nuclear reactors

Note: Commercialization assumes regulatory permitting approvals have been obtained to permit construction of a facility as projected. The regulatory permitting process, including necessary NRC approvals and licensing, is a lengthy, complex process and projected timelines could vary materially from the actual time necessary to obtain all the required approvals. While there is some possibility of an expedited approval process for SMR technology, there is presently no clear path for expedited permitting

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© 2022 X-Energy Reactor Company, LLC, all rights reserved
9

energy

Leadership Team: Deep Nuclear Roots, Technical & Business Pedigrees

Average 25+ Years of Nuclear / Energy Experience with Specialty in Design, Operations, Government Relations and Public Markets

Key Leadership Team



Dr. Kam Ghaffarian
Executive Chairman & Founder

35+ years as a successful entrepreneur across energy, space, contracting, and technology



J. Clay Sell
Chief Executive Officer

25+ years of energy experience in private and public sectors; former Deputy Secretary of the U.S. DOE



Harlan Bowers
President

25+ years managing successful delivery of spacecraft programs



George Vanderheyden
Senior VP & Chief Nuclear Officer

15+ years of executive experience in Nuclear; former CEO of UniStar Nuclear Energy and CNO of Emirates Nuclear Energy Corporation



Steve Miller
Senior Vice President & General Counsel

20+ years of energy experience; former Senior VP and General Counsel of Constellation Energy Group's Power Generation business



Mark Mize
Senior Vice President & Chief Financial Officer

25+ years of energy experience; former CFO and Treasurer at multiple public and private companies, including Petrohawk Energy



Dr. Pete Pappano
President, TRISO-X

18+ years of experience in graphite and fuel fabrication, including the U.S. DOE and Oak Ridge National Laboratory



Katherine Moshonas Cole
President, X-energy Canada

30+ years in the nuclear industry with Canadian and international experience



Dr. Eben Mulder
Senior Vice President, Chief Scientist

30+ years of experience in pebble-bed design and architecture; former Chief Scientific Officer of South Africa's Pebble Bed Modular Reactor (PBMR) Program



Dr. Martin van Staden
Vice President, Reactor Development

25+ years of experience in power generation, including South Africa's PBMR program



Carol Lane
Vice President, Government Affairs

25+ years in policy, legislative, and business development activities with the executive branch and Congress

~400
Employees
Incl. 34 PhDs and 96 Masters in Engineering / Science[(1)]

1) *As of December 2022*

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© 2022 X-Energy Reactor Company, LLC, all rights reserved
10

Key Investment Highlights Powerful Tailwinds in Clean Energy Significant total addressable market (“TAM”) for advanced nuclear – a carbon-free, always-on generation source capable of addressing the global need for clean energy Safe, Advanced Nuclear Design Simplified and designed to be meltdown proof, the Xe-100 drives enhanced safety, lower cost, faster construction timelines and modular scalability with broader use cases vs. other SMR / conventional nuclear competitors, including in carbon-intensive power and industrial applications Government Support Nuclear energy is garnering significant bipartisan support from U.S. government initiatives, including the Company’s $1.2bn ARDP funding and substantial tax incentives in the Inflation Reduction Act (“IRA”) Growing Customer Pipeline External validation from blue-chip customers supporting a pipeline of 30+ opportunities, including potential projects for Dow and OPG, both of whom have provided funding to X-energy Attractive Business Model Capex-light, services-driven business model, including technology licensing, fuel sales and long-term recurring offerings, is designed to drive attractive free cash flow generation Innovative Management Team Forward-thinking team with an average 25+ years of experience in the nuclear / energy sectors. Management has deep capabilities in design, operations, government relations and public markets and is supported by 34 PhDs and 96 Masters in Engineering / Science(1) As of December 2022

X-energy is Building Advanced Nuclear Technology

X-energy Is Advancing Nuclear Energy Modular design and off-the-shelf components designed to drive scalability, accelerated timelines and ability to manage construction cost – revolutionizing the construction of nuclear reactors Radically simpler design with 1/6th the safety systems of a traditional reactor. Reduction of components enables predictability on costs. Modular components designed to be road-shipped and assembled on site Load-following capability can support intermittent solar and wind power generation. The Xe-100 is designed to ramp up or ramp down between 40% and full power in 12 minutes Carbon-free, always-on generation source capable of addressing the global need for clean energy TRISO-X fuel is designed not to melt. X-energy plants are designed to be meltdown proof and are built to require no operator actions under adverse conditions X-energy plants are designed to deliver heat at high temperatures (565°C), providing a clean solution for various use cases, including critical industrial applications Clean Safe Versatile Load-Following Simple Affordable

X-energy & Gen IV SMRs are Key to the Energy Transition

X-energy's solution will outperform other energy sources on key criteria essential to decarbonization

	Fossil Fuels	Renewables (Solar & Wind)	Traditional Large-Scale Nuclear	SMRs[1] Gen III+	SMRs[1] X-energy / Gen IV
Carbon-Free Power	✗	✓	✓	✓	✓
Reliable Baseload Power	✓	✗	✓	✓	✓
Efficient Load Following	✓	✗	✗	✗	✓
Industrial Heat Use Case	✓	✗	✗	✗	✓
Emergency Planning Zone Within Site Boundary	--	--	✗	✓	✓[3]
Fuel Safety	✗	✓	✗	✗	✓
Land Efficiency	✗/✓	✗	✓	✓	✓

Xe-100 is designed to ramp down to and up from 40% power in 12 minutes[2]

Xe-100 output steam expected to achieve temperatures well beyond Gen III+ SMRs

TRISO-X Fuel to be utilized in the Xe-100 is designed to be meltdown proof

Source: U.S. Department of Energy, U.S. Nuclear Regulatory Commission, Gen IV International Forum, Nuclear Innovation Alliance, Company websites

1) *Advanced Small Modular Reactors ("SMRs")*
2) *The Xe-100 is designed to ramp up or ramp down faster than the existing technologies*
3) *EPZ is expected to match site boundary and is subject to approval by the NRC*

© 2022 X-Energy Reactor Company, LLC, all rights reserved
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Xe-100 – A Pioneering Gen IV Nuclear Reactor

80 MWe modular design & manufactured components designed to drive scalability, accelerated timeline and cost control

Xe-100 Schematic


Nuclear Island
TRISO-X Fuel
Reactor Core
Steam Generator
Steam at 565°C
Spent fuel preserved in caskets
Conventional Island
Power Generation
Process Heat

Modular & Standardized →

- Each reactor module is connected to its own steam turbine generator or process heat offtake, so **modules can be constructed / operated independently, and even added as demand grows**
- Onsite work is reduced, and a significant portion of quality control is shifted to centralized fabrication & integration facilities

Manufacturable, Road-Shippable Components →

- Simpler, standardized design allows for **mass production of road-shippable components**
- In contrast, the complex design of traditional nuclear construction has required on-site construction

Intrinsically Safe →

- **Xe-100 is designed to avoid the need for additional safety systems**
- Intrinsically safe design means **1/6th the safety systems of a traditional reactor** and fewer materials (e.g., ~95% less concrete than legacy nuclear plants)
- Simple control system with only 4 variables expected to allow for more automated operations & fewer personnel

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© 2022 X-Energy Reactor Company, LLC, all rights reserved
15

Xe-100 is Attractive Compared to Conventional Nuclear

The Xe-100's lower capital costs, simplified operations and improved safety profile are a significant improvement over conventional nuclear

	Xe-100	Conventional Nuclear[1]
Power	320 MWe *4-Pack* *powers ~240k homes*	~1,150 MWe *powers ~900k homes*
Applications	• Baseload Power • Load-Following • Industrial-Grade Steam	• Baseload power
Refueling	• Fully-Automated Fuel Handling • Online Refueling	Requires shutdown for refueling every 18 – 24 months
Acreage	26 acres	500 acres
Construction Timeline	3-4 Years	8-10+ Years
# of Site Employees	~96 for Xe-100 four-pack (320 MWe) ~212 for three Xe-100 four-packs (960 MWe)	400
Fuel	High-assay low-enriched uranium *(~15.5% enriched)*	Low-enriched uranium *(<5% enriched)*
Containment	Containment is primarily provided by TRISO-X fuel	Large steel and concrete containment structure

Site-Bounded Emergency Planning Zone ("EPZ")[2]



Typical Large Scale Nuclear EPZ (10-mile radius)
X-energy expected EPZ (~26 acres)

Lower Capital Cost Makes Xe-100 More Accessible to Customers



$1.1-1.2bn[3]
$3.3-10.6bn[4]
Xe-100
~$3,600/kW
Reflects NOAK 320 MWe "4-Pack"
Conventional Nuclear
~$2,900-9,200/kW
Reflects 1,150 MWe AP1000 Light Water Reactor

1) *Represents Westinghouse AP1000, the most recently constructed conventional nuclear plant in the U.S.*
2) *Represents illustrative location, not an actual Xe-100 location*
3) *Reflects management estimate for overnight costs of NOAK 320MWe "4-pack" of 80MWe units based on preliminary discussions with suppliers and current labor conditions*
4) *Source: MIT – Overnight Capital Cost of the Next AP1000 (March 2022); Reflects range of the expected cost of the 10th unit AP1000 constructed to the expected full cost of Plant Vogtle units 3 & 4 (the first Westinghouse AP1000 reactor units to be built in the U.S.)*

© 2022 X-Energy Reactor Company, LLC, all rights reserved
16

TRISO-X Fuel – Intrinsic Safety

The Department of Energy describes TRISO fuel as "the most robust nuclear fuel on Earth"[(1)]
It retains waste and fission products within the fuel during all foreseeable adverse conditions, even worst-case accidents, and it is designed not to melt

- **X-energy manufactures its own proprietary TRISO encapsulated fuel ("TRISO-X")** to ensure supply & quality control. TRISO Fuel has a 60+ year demonstrated track record through prototype and full-scale reactors
- HALEU-based fuel like TRISO-X increases burnup and efficiency, which decreases costs
- Because **TRISO-X Fuel IS a containment vessel and is designed not to melt**, the Xe-100 does not require large, expensive concrete & steel containment structures
- The low reactor power density and self-regulating core design means that if cooling stops, the core naturally shuts down. This **prevents the reactor from melting under foreseeable adverse conditions and requires no operator actions under such adverse conditions**

➡ **Physics, not mechanical systems, ensures safety**

Fuel Process

Step 1



~15.5% Enriched Uranium Kernel
Feedstock sourced from third parties

Step 2



TRISO Fuel Particle (~1mm Diameter)
Uranium kernel encased in carbon and ceramic layers

Step 3



TRISO-X Fuel Pebble (60mm Diameter)
~18,000 TRISO particles per pebble set in graphite matrix

Step 4



Pebble Bed
>200,000 pebbles form the core of each Xe-100 reactor

1) *Source: Office of Nuclear Energy – TRISO Particles: The Most Robust Nuclear Fuel on Earth (July 2019)*

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© 2022 X-Energy Reactor Company, LLC, all rights reserved
17

Digital rendering of a TRISO Fuel Facility North America’s First Commercial Advanced Nuclear Fuel Fabrication Facility

Fuel Facility Construction Progress Proven Fuel Demonstration Facility Construction of Fuel Facility X-energy’s TRISO-X Pilot Facility has been operational since 2017 North America’s First Commercial Advanced Nuclear Fuel Fabrication Facility Groundbreaking for X-energy’s TRISO-X facility in Oak Ridge, TN in October 2022 X-energy TRISO-X Fuel Fabrication Pilot Facility at Oak Ridge National Laboratory Features commercial scale singular process line for X-energy TRISO-X patented fuel manufacturing process X-energy’s pilot facility employs the same techniques and technologies as those that will be used in the fuel facility being constructed in Tennessee NRC is familiar with process and has visited site to observe pilot manufacturing Presently producing kilogram batch quantities for commercial contracts, validating TRISO-X product and increasing demand Submitted Category II Fuel Fabrication Facility safety related application to NRC in April 2022 and the environmental report in September 2022. In November 2022, the NRC docketed and accepted the application for review DOE supported to sign and submit NRC application for fuel facility Final Fuel Facility Equipment Design Layout anticipated to be complete by Q4 2022 The Fuel Fabrication Facility is designed to handle up to 16 metric tons of uranium per year once fully built-out Installment of production capacity to be staged according to demand and optimal capital allocation

High-Temperature Steam for Industrial Use Canadian Oil Sands Decarbonization Critical 24/7 Data Center Power Load Following to Complement Renewable Use Versatility Creates Opportunity for New Nuclear Applications Conventional Power Generation Replace & Re-Use Legacy Coal Sites Clean Hydrogen Production 24/7 Power for Remote Sites Xe-1 Mobile X-energy is targeting end-markets beyond just conventional power generation to satisfy diverse decarbonization needs

Versatility Creates Opportunity for New Nuclear Applications (Cont'd)

Xe-100 could enable bespoke solutions for the world's most challenging decarbonization efforts

Repurposes Coal Facilities



DOE identified ~315 operating and retired coal plant sites (~260 GWe) in 2022 as candidates for a coal-to-nuclear transition

- Nuclear overnight costs could decrease by ~15-35% vs. greenfield construction projects through reuse of coal facility infrastructure
- Potential to increase regional economic activity by up to $275 million and add hundreds of permanent jobs to the region while decreasing greenhouse gas emissions by 80%+

Supports Industrial Applications



X-energy can provide cost-competitive, carbon-free process heat and power to industrial facilities

- Transportation and industry comprise >50% of US emissions, 2x that of the electricity grid

Enables Clean Hydrogen Production


H2
Hydrogen H2
zero emission

X-energy can provide clean electricity to power Hydrogen Hubs

- Hydrogen has the potential to become one of the principal fuels in a low-carbon economy, but it is highly energy intensive to produce
- Compared to the intermittent sources of wind and solar energy, the Xe-100 can provide a reliable source of energy to power the production of pink hydrogen

Source: Office of Nuclear Energy – "DOE Report Finds Hundreds of Retiring Coal Plant Sites could Convert to Nuclear" (September 2022); DOE – "Investigating Benefits and Challenges of Converting Retiring Coal Plants into Nuclear Plants" (September 2022); EPA – "Sources of Greenhouse Gas Emissions" (August 2022)

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X-energy’s Thermal Output is Well Positioned to Satisfy Most Industrial Applications


Steam Output Temperature
100 °C
200 °C
300 °C
400 °C
500 °C
600 °C
700 °C
800 °C
900 °C
1,000 °C
HTSE and Thermo-Chemical
Hydrogen Production
Coal Gasification
800-1,000°C
Hydrogen Steam Reforming
Biomass Hydrothermal Gasification
500-900°C
Cogeneration of Electricity / Steam
350-800°C
Oil Shale & Oil Sand Processing
300-600°C
Petroleum Refining
250-550°C
Ethanol Concentration
Seawater Desalination
District Heating
80-200°C
Gen III+ SMRs
energy

“[High Temperature Gas-Cooled Reactors] have the most market potential for supplying industrial heat applications”

– BREAKTHROUGH INSTITUTE

Source: Steam output temperatures based on respective SMR technology and selected public company disclosure

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Competitive Position Reinforced by $1.2 Billion ARDP Grant

X-energy's selection for the DOE's Advanced Reactor Demonstration Program represents a critical advantage over other competitors

ARDP to Fund:

1. ***Design of the Xe-100***



2. ***Construction of the first fuel facility***





3. ***Commercialization of the first reactor***



What ARDP Selection Means to X-energy

In December 2020, X-energy, in collaboration with Energy Northwest, was selected to receive $1.2bn in funding to deliver a first-of-a-kind commercial advanced nuclear plant and TRISO-X fuel fabrication facility

- ✓ **Recognition from the DOE as an advanced reactor technology of choice (one of two demonstration awards out of many applicants)**
- ✓ **Funds all remaining design, licensing, commercialization and construction of the first-of-a-kind reactor as a 50% DOE cost share[(2)]**
- ✓ **Secures first customer deployment**
- ✓ **Strengthens DOE's support of the advancement of TRISO fuel**

In May 2020, the DOE announced the ARDP to accelerate the development of advanced nuclear reactors through cost-share partnerships, believing that advanced nuclear energy systems hold enormous potential to lower emissions, create new jobs and build a stronger economy

Energy Northwest Project Overview

- Energy Northwest, Grant County Public Utility District ("GCPUD") and X-energy have signed a memorandum of understanding establishing a mutual partnership to build 4 Xe-100 reactors totaling 320 MWe, which the parties expect to be commercially operational in 2029[(1)]
- Driven by Washington's Clean Energy Transformation Act, which commits the state to an electricity supply free of greenhouse gas emissions by 2045, Energy Northwest and GCPUD are seeking new sources of reliable, affordable and emissions-free electricity
  - GCPUD is an investment-grade entity and a member utility of Energy Northwest, a public power joint operating agency in Washington state
- GCPUD also benefits from the 50% cost share provided by the U.S. Department of Energy[(1)]

Note: Commercialization assumes regulatory permitting approvals have been obtained to permit construction of a facility as projected. The regulatory permitting process, including necessary NRC approvals and licensing, is a lengthy, complex process and projected timelines could vary materially from the actual time necessary to obtain all the required approvals. While there is some possibility of an expedited approval process for SMR technology, there is presently no clear path for expedited permitting

1) *In negotiation with Grant County PUD, but exact utility under Energy Northwest agreement is still being determined*
2) *In November 2021, President Biden signed into law the Infrastructure Investment and Jobs Act, which included $2.5bn of appropriated funding for ARDP*

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Meaningful Customer Support Dow is one of the world’s largest diversified chemical manufacturing companies On August 9, 2022, Dow signed an LOI to build the Xe-100 to provide cost-competitive, carbon free process heat and power to a Dow facility in the Gulf Coast by approximately 2030 Dow is the first industrial manufacturer to announce intention to deploy SMR technology options The announcement marks an additional step in Dow’s efforts to deliver 30% reduction in scope 1 and 2 carbon emissions since 2005 by 2030, on its path to achieving carbon neutrality by 2050 Industry leaders in both power generation and industrial applications recognize the Xe-100’s ability to facilitate decarbonization OPG is the third largest utility in Canada and one of the largest, most diverse power producers in North America On July 12, 2022, OPG and X-energy signed a framework agreement to deploy Xe-100 reactors for industrial applications in Canada OPG is the first utility to announce intention to promote application of SMR’s to industrial heat applications The Xe-100 can directly support heavy industry including oil sands operations, mining applications, and other industrial processes In addition to the agreements above, both OPG & Dow have invested in X-energy

Growing Customer Pipeline Confidential European Utility Confidential U.S. Utility Looking to replace legacy (Generation II) nuclear assets Focused on meeting site demand needs and modular scalability over time Tier I – Advanced Partnerships In active negotiations with five parties, each with unique use cases X-energy’s current pipeline represents 30+ estimated opportunities across a variety of use cases and geographies Signed MOU to support the development and commercial demonstration of the country’s first advanced nuclear reactor Signed framework agreement to deploy Xe-100s at industrial sites in Ontario and throughout Canada Classification Stage Potential Customers Proposed Use Cases Customer Geography Tier I Advanced Partnerships In negotiations with five parties, each with unique use cases 5 Parties Electricity Industrial Heat Coal Replacement Hydrogen Mining Data Center Tier II Actively Engaged In discussions on potential project specifications 7 Parties Electricity Industrial Heat Coal Replacement Hydrogen Mining Data Center U.S. Canada U.K. Europe Tier III Early Discussions Pursuing customer with multiple conversations to assess the Xe-100 as a decarbonization solution 22 Parties 30+ Parties Signed LOI to build the Xe-100 for process heat and power at one of Dow’s Gulf Coast facilities

Market Overview

Global Macro Themes Drive Support for Nuclear Nuclear Can Support Decarbonization Beyond Electric Power(1) Clean Nuclear Baseload Power Complements Intermittent Renewables U.S. Renewables Projected Capacity Growth (GW)(2) U.S. Capacity Factors by Energy Source(3) Total U.S. Greenhouse Gas Emissions by Economic Sector (2020)1 Nuclear reactors provide broad opportunities to significantly contribute to the decarbonization of the economy Nuclear can fill the void and support high grid reliability as more renewables are added to the grid to replace fossil fuel retirements Nuclear Wind Solar Capacity factor is the measure of actual energy produced versus the maximum that could be produced at full output for the same period EPA – Sources of Greenhouse Gas Emissions (August 2022) BNEF – U.S. Projected Capacity Growth as of November 1st, 2022 U.S. Energy Information Administration – Capacity Factors for Utility Scale Generators Primarily Using Non-Fossil Fuels

Clean Energy Transition Drives Market Opportunity

X-energy is well positioned to address the potential ~$1 trillion market for SMRs in the United States, Canada and UK alone

Global TAM
Global electricity demand expected to increase 50% by 2050

U.S. / Canada / UK TAM *(~30% of Global)*[1]
Capacity Additions
471 GW by 2040 ***676 GW by 2050***

U.S. / Canada / UK SAM
Capacity Additions
67 GW by 2040 ***134 GW by 2050***

~$1 Trillion Total Revenue Potential in U.S. / Canada / UK by 2050

Global Electricity Demand: Initial X-energy target markets – the U.S., UK and Canada – comprise about a third of global electricity usage[1], so **rest of world represents additional upside to market size**

Total Addressable Market ("TAM"): Cumulative potential use cases for SMRs and all energy alternatives, including power generation, industrial applications and behind-the-meter ("BTM") generation

- **TAM is driven by retirement of existing U.S. capacity (e.g., coal) and expected growth in energy demand**

Serviceable Addressable Market ("SAM"): Share potentially served by SMRs, which identifies GWs that are best served by SMR due to differentiated attributes such as energy, capacity and steam

- SMRs are anticipated to **capture 20% of the TAM in 2050**
- **SMRs are well positioned to gain market share at higher electrification levels** as it becomes increasingly difficult to site reliable clean alternatives
- 134 GW by 2050 implies **400+ 320 MWe Xe-100 4-pack reactors**

Source: PA Consulting; EIA
Note: GW values are in derated terms and will be higher in nameplate terms; Canada is extrapolated from Ontario and Alberta results
1) Global electricity usage does not include demand from China, Iran, North Korea, Russia, Syria and Venezuela

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Need for New Capacity Creates Significant Revenue Opportunity

Energy transition provides significant SAM opportunity, driven by the enhanced safety, energy security and reliability of SMRs

Illustrative Estimate of X-energy's Market Opportunity

	2040E	2050E
U.S. / Canada / UK SAM	67 GW = 67,000 MW	134 GW = 134,000 MW
÷		
Xe-100 4-Pack of 80 MWe Reactors	320MWe	
×		
Illustrative Lifetime Revenue of Xe-100 4-Pack[(1)]	~\$2.0 – ~2.5bn	
=		
SAM Revenue Opportunity[(2)]	~\$500bn by 2040	~\$1 Trillion by 2050

SMR SAM in Context of Energy Transition



SMR SAM
(U.S. / Canada / UK)
~$1 Trillion
EV Charging Infrastructure(3)
(U.S.)
~$200bn
EV Battery(4)
(U.S.)
~$850bn

Source: PA Consulting

Note: GW values are in derated terms and will be higher in nameplate terms; Canada is extrapolated from Ontario and Alberta results

1) *Illustrative 4-pack of Xe-100s (320MWe) economics assume NOAK status achieved and 60-year life of plant; see pg.37 for detailed illustrative unit economics*
2) *Based upon midpoint of the illustrative lifetime revenue of Xe-100 4-pack; see page 38 for illustrative revenue estimates*
3) *Based upon BNEF's estimates of cumulative investment into U.S. electric vehicle charging infrastructure by 2040*
4) *Based upon BNEF's estimates of cumulative U.S. electric vehicle sales by 2040; battery opportunity assumes 70 kWh pack sizes and \$85 / kWh*

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Policymakers Recognize the Importance of Nuclear to Address the Global Need for Clean Power United States International Nuclear is the only form of reliable, low carbon electricity generation which has been proven at scale and returns more than a hundred times as much power as a solar site of the same size. We can only secure a big enough baseload of reliable power for our island by drawing on nuclear British Energy Security Strategy, March 2022 Nuclear energy is a very clean, very reliable way to generate energy safely - as we do every single day in this country in multiple sites. Nuclear is the only form of reliable, low carbon electricity generation which has been proven at scale and returns more than a hundred times as much power as a solar site of the same size. We can only secure a big enough baseload of reliable power for our island by drawing on nuclear. British Energy Security Strategy (2022) Nuclear has to be part of the array of clean energy technologies, zero-carbon emitting baseload power. UK Base Electricity Futures(1) (GBP per megawatt hour) I have long supported the commercialization of advanced nuclear technologies as a zero-emission source of baseload energy. It can’t be done with wind and solar alone. We have to be a country that steps up and says it has to be…new advanced nuclear energy. Senator Marco Rubio (R-FL) (2022) Jennifer Granholm, U.S. DOE Secretary (2022) Senator Joe Manchin (D-WV) (2021) Senator Cory Booker (D-NJ) (2019) FactSet as of December 2, 2022 Nuclear Energy – as a non-emitting source of energy – is critical to the achievement of Canada's and the world’s climate goals. Jonathan Wilkinson, Natural Resources Minister (CNA) (2022) We cannot allow our country to be dependent on Russian oil & gas. An important part of the British Energy Security Strategy is clean, safe, and reliable nuclear energy Former UK PM Boris Johnson (2022) UK Base Electricity Futures(1) (GBP per megawatt hour) Billions allocated to nuclear in every recent significant energy-related legislation (e.g., Inflation Reduction Act, Infrastructure Act) with strong bipartisan support under both Republican and Democratic Presidential Administrations

Inflation Reduction Act Represents a Significant Increase in U.S. Government Support for the Advanced Nuclear Industry Includes Research Funding (i.e., average annual research funding for advanced nuclear since 2009 according to DOE) of $66mm, Project Pele of $40mm, HALEU Demonstration program of $170mm and ARDP of $3.2bn Inflation Reduction Act includes $700mm to support HALEU and also provides our customers the option of electing either the Investment Tax Credit or the Production Tax Credit (see next page for additional detail) Source: Solar Energy Industries Association – Solar Investment Tax Credit (August 2022) ($ in millions) Previously Announced Programs(1) Inflation Reduction Act Inflation Reduction Act’s Investment Tax Credit and Production Tax Credit represent a meaningful increase in government support for advanced nuclear. Investment tax credits can equal up to 50% of initial capital cost $700mm has been slated in appropriations to support the availability of HALEU nuclear fuel for research, development and demonstration The IRA has increased the DOE’s loan guarantee program to $250bn, which could be applicable to certain advanced nuclear projects U.S. Government Funding for Advanced Nuclear Investment tax credits of up to 50% of initial capital costs or inflation-adjusted production tax credits for advanced nuclear(2) New U.S. government support will meaningfully accelerate the deployment of advanced nuclear reactors Case Study: Solar Industry Demonstrates Tax Credit Impact Since the solar Investment Tax Credit was enacted in 2006, the U.S. solar industry has grown by more than 200x(3)

IRA Provides Significant Support for SMR Deployment

Up to $830mm in tax credits per 4-pack reactor fundamentally enhances SMR economics for customers

	Clean Electricity Production Tax Credit[1] (§ 45Y)	Clean Electricity Investment Tax Credit[2] (§ 48E)
Per Customer Benefit	*Up to ~$83 million potential tax credits to customer per 4-pack reactor per year for 10 years, adjusting each year for inflation*	*Up to ~$660 million potential tax credits to customer per 4-pack reactor total, claimed in the year when the plant is placed in service*

Customers will have the option to select the Production Tax Credit or the Investment Tax Credit depending on which is most advantageous

Potential Value Creation

Clean Electricity Production Tax Credit	Clean Electricity Investment Tax Credit
320MWe plant (4-pack of 80MWe) ✖ **95% utilization** ✖ **8,760,000** (converting MWe to kWh)[3] ✖ **3.12 ¢/kWh tax credit[4]**	**$~1,100mm** Overnight construction costs to customer per 4-pack reactor plant[5] ✖ **20% Anticipated Investment Tax Credit Cost Step Up[6]** ✖ **50% Investment Tax Credit**

How it Works

Clean Electricity Production Tax Credit	Clean Electricity Investment Tax Credit
Tax credit of 1.5¢/kWh adjusted annually for inflation (2.6¢/kWh in 2022) of electricity produced and sold for 10 years of electricity production ▪ + 10% boost if reactor is in an "energy community" (e.g. former coal mine or brownfield site) ▪ + 10% boost if reactor constructed with domestic iron and steel (or an exception applies) and minimum percentage of domestic manufactured products **= 3.12 ¢/kWh total credit**	Tax credit of 30% of the initial capital cost in a facility ▪ + 10% boost if reactor is in an "energy community" (e.g. former coal mine or brownfield site) ▪ + 10% boost if reactor constructed with domestic iron and steel (or an exception applies) and a minimum of 40% domestic manufactured product **= up to 50% tax credit on upfront capital costs**

Note: See end note for key assumptions

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Inflation Reduction Act Investment / Production Tax Credits $700mm HALEU Support Support for Nuclear Continues to Gain Momentum Nebraska – State bill passed to provide tax incentives for SMRs (2021) Wyoming – Governor Gordon signed legislation to allow retired coal and gas facilities to be replaced with SMRs (2020) and to provide tax incentives for SMR projects (2022) Advanced Reactor Demonstration Program Additional $2.5 billion from the Bipartisan Infrastructure Law Virginia – Governor Youngkin proposes SMR in State Energy Plan and to make Virginia a nuclear hub (2022) West Virginia – Governor Justice signs bill eliminating the state’s ban on development of nuclear energy sources (2022) Majority of states either already have nuclear facilities or are supportive of adopting SMR development Source: PA Consulting (October 2022) Policies in place or under consideration to support advanced nuclear States with utilities that already operate nuclear facilities Indiana – Passed state law directing state PUC to adopt rules for building SMRs and offering financial incentives (2022) Montana – Passed legislation to ease state authorization to build new nuclear reactors (2022) Washington – Enacted Clean Energy Transformation Act requiring phase-out of fossil fuels (2019)

Submitted 7 topical reports and 7 white papers to the NRC to date Q2 2022: X-energy submitted first ever Category II Fuel Fabrication facility license application to the NRC We are a frontrunner in the deployment of advanced reactors Industry leading licensing team of 15 professionals in continuous engagement with the NRC, facilitated by our close proximity to the NRC in Rockville, MD Topical reports address aspects of the Xe-100 that may be new or different for the agency. Submitting reports early in the process is meant to increase the overall efficiency of the licensing process Once the NRC has approved a topical report, it can be relied upon in a plant-specific licensing action (subject to applicability) The Company is pursuing a well-established, risk-informed licensing process in the U.S., pursuant to regulations at 10 C.F.R. Part 50, that has been used by more than 100 reactors (including nearly all currently licensed reactors), and the design review process in Canada, each to enable an efficient and timely evaluation of the design This approach enables X-energy to seek approval efficiently for its advanced reactor design in the U.S. within the existing regulatory framework The NRC has familiarity with high temperature gas cooled reactors from the Next Generation Nuclear Plant project and ongoing advanced reactor activities Key NRC Milestones Progress on Regulatory Process Example Topical Reports

Financial Summary

Capex light, Services-Driven Business Model Drives Attractive Financial Metrics Project Services Description Reactors Licensing Fee Assembly & Construction Licensing fees for use of proprietary Xe-100 technology X-energy to coordinate assembly & construction support with customers and 3rd party vendors X-energy is not anticipated to hold inventory associated with assembly & construction Services Project Planning Regulatory Support Procurement Support Ongoing Long-Term Services With knowledge and expertise on licensing, construction, procurement and other processes, X-energy intends to provide customers with a full suite of value-added services during development of the reactor Expected to generate long-term recurring revenue streams (including ongoing maintenance, operator training, etc.) through the 60+ year life of a facility Fuel Initial Fuel Load Annual Refueling X-energy to provide customers with initial fuel load and intends to also generate additional long-term recurring revenue streams from TRISO-X required to refuel plants for the 60+ year life of a facility X-energy does not intend to bear any inventory risk associated with uranium or fuel and instead provides services for customers X-energy has no responsibility for management of spent fuel

Illustrative Unit Economics: Xe-100 4-Pack (320MWe) Category Estimated Gross Margin Cash Revenue Timing FOAK NOAK(1) T-6 T-5 T-4 T-3 T-2 T-1 COD T+1 Æ LT Xe-100 Licensing Fees 100% $75mm $250mm 20% 20% 60% Assembly & Construction(2) 0-10% $700-750mm $550-600mm 25% 25% 25% 25% Fuel Initial Load 5-10% $45-50mm $45-50mm 100% Refueling ~15% ~$10mm / Yr. ~$10mm / Yr. (~$600mm Over Life of Plant) Services Project Planning ~25% ~$10mm / Yr. ~$10mm / Yr. Regulatory & Procurement Support 15-20% ~$150mm / Yr. ~$125mm / Yr. Commissioning Support 60-70% $90-100mm $80-90mm 100% Long-Term Services ~20% ~$7mm / Yr. $4-5mm / Yr. ($240-300mm Over Life of Plant) Note: Assumes 60-year life of plant Model assumes X-energy achieves NOAK status after 25 reactors are put into commercial operation Assumes assembly and construction delivered at cost initially. Gross margins rise to +10% over time as X-energy realizes efficiency gains in assembly and construction processes

Illustrative Unit Economics: Xe-100 4-Pack (320MWe) (Cont’d) Note: Illustrative 4-pack of Xe-100s (320 MWe) economics assume mid-point of estimated gross margins and cash revenues, NOAK status achieved and 60-year life of plant

Delivery Schedule & Other Key Assumptions

COD Schedule Range[1]



2
1
7
5
14
10
16
12
20
12
Year 0
Year 2
Year 4
Year 6
Steady-State

Other Key Assumptions

ARDP	• **Cash from ARDP cost share program is treated as revenue, with the Company expecting to recognize ~$2bn of revenue (80-85% of direct costs) from 2023 through 2027, split ~$1.2bn of government funding and the remaining revenue assumed to come from our utility partner[2]** ○ Upon completion of ARDP, X-energy is expected to have finished (i) the design & licensing of the Xe-100, (ii) the assembly & construction of the first 4-pack Xe-100 reactor and (iii) the construction of the 16 MTU Fuel Fabrication Facility (build out of production capacity to be staged according to demand and optimal capital allocation) ○ Approximately 50-55% of ARDP revenue and ~55% of direct costs to be recognized between 2023 and 2024
Capital Expenditures	• **Fuel Fabrication Facility: $50-60mm per 8 MTU expansion** ○ Expansion requires approximately 2 years lead time ○ Each Xe-100 x4 requires ~6.2 MTU for initial load and ~1.8 MTU per year thereafter • **Annual maintenance of $5-10mm per 8 MTU plant**
Other	• **Free cash flow breakeven estimated to be achieved upon receiving pre-COD revenue related to the first 1-3 Xe-100 4-pack commercial sales[3]** • **SG&A greater of $65mm per year or 1.25% of total revenue**

Note: Commercialization assumes regulatory permitting approvals have been obtained to permit construction of a facility as projected. The regulatory permitting process, including necessary NRC approvals and licensing, is a lengthy, complex process and projected timelines could vary materially from the actual time necessary to obtain all the required approvals. While there is some possibility of an expedited approval process for SMR technology, there is presently no clear path for expedited permitting

1) *Represents COD schedule range for a 4-pack of Xe-100s (320 MWe)*
2) *Terms of cost sharing agreement subject to ongoing negotiations with X-energy's utility partner*
3) *Excluding the Advanced Reactor Demonstration Program*

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Transaction Overview

Transaction Overview Note: Ares Acquisition Corporation (“AAC”), Ares Management Corporation (“Ares Management”) and its affiliates and/or investment vehicles are collectively referred to herein as “Ares” We anticipate that the Series C-2 Financing will close in advance of the SPAC transaction. As a result, (1) the pre-money equity value will increase by the amount of the Series C-2 Financing, (2) the holders of the Series C-2 notes will receive consideration in the SPAC merger on terms that are 10% more favorable than those on which potential investors may invest and (3) any such discount will be absorbed by the existing X-energy equity holders Illustrative, as if no AAC shareholders exercise their redemption rights to receive cash from the trust account at closing. Assumes an illustrative closing date of March 31, 2023 Calculated using $23mm of existing net debt as of September 30, 2022 and $1,054mm net cash from the SPAC transaction Per the executed Business Combination Agreement (“BCA”), between AAC and X-energy, AAC's sponsor, Ares Acquisition Holdings LP, will forfeit a portion of its promote shares in the event of shareholder redemptions Assumes $10 share price, excludes impact of warrants, earn-outs and high-vote shares to be held by certain rollover equity holders, which will entitle such holders to 10 votes per share Includes Ares Management’s shares purchased and committed in the Series C-2 Financing and potential future PIPE Financing; assumes the potential PIPE investors receive common equity at $10 per share; final terms may vary Pre-money equity value of $2.0+ billion in the SPAC merger(1) $75 million secured from institutional / strategic investors in private round of financing (“Series C-2 Financing”), including $30 million from Ares and $45 million from OPG and Segra Capital Management $45 million PIPE commitment by Ares Management (the “PIPE Financing”) All proceeds raised (after transaction costs) will go to the balance sheet For illustrative purposes, the sources and uses below reflect the Series C-2 Financing, PIPE Financing and SPAC Transaction as if they closed at the same time(1) Summary Illustrative Pro-forma Ownership (%) at Closing(4,5) (6)

Selected Publicly Traded Companies Small Modular Reactors Nuclear Services / Equipment Energy Transition Note: Selected Publicly Traded Companies information provided for illustrative purposes only. The Selected Publicly Traded Companies included in this presentation operate in different segments and industries and the projected financial performance and growth are not necessarily indicative of X-energy’s performance or growth.

SMR ’24E-’26E REVENUE CAGR EBITDA MARGIN Source: Public company filings and broker estimates from CapitalIQ as of 12/2/2022 Note: Metric noted as “N.M.” when metric not available; Information presented includes forecasts and other forward-looking information based on reports, industry publications and other third-party sources and may be incomplete or inaccurate; Actual results may vary 1. Nuscale management estimate of 23% based on cash EBITDA metric disclosed in the April 2022 Investor Presentation; “Cash EBITDA” reflects net income before interest, tax, depreciation and amortization, plus (or minus) any increases (or decreases) in deferred revenue and any decreases (or increases) in work in progress during the year; Work in progress represents the raw materials, labor, and overhead allocated to partially completed power modules SMR 2026E Energy Transition 2024E Median: 25% Nuclear Services / Equipment 2024E Median: 20% Selected Publicly Traded Companies – Operational Statistics (1) FN Median Energy Transition ’22E-’24E Median: 31% Nuclear Services / Equipment ’22E-’24E Median: 6% Energy Transition 2024E Median: 24% Nuclear Services / Equipment 2024E Median: 21% N.M.

Source: Public company filings and broker estimates from CapitalIQ as of 12/2/2022 Note: Multiple noted as “N.M.” when multiple is either greater than 50x, negative or not available SMR 2026E TEV / REVENUE Selected Publicly Traded Companies SMR 2025E Energy Transition 2023E Median: 6.5x Nuclear Services / Equipment 2023E Median: 2.9x Energy Transition 2024E Median: 5.7x Nuclear Services / Equipment 2024E Median: 2.7x Median

Source: Public company filings and broker estimates from CapitalIQ as of 12/2/2022 Note: Multiple noted as “N.M.” when multiple is either greater than 50x, negative or not available TEV / EBITDA Selected Publicly Traded Companies (Cont’d) N.M. N.M N.M. SMR 2026E SMR 2025E N.M. N.M Median Energy Transition 2023E Median: 30.0x Nuclear Services / Equipment 2023E Median: 11.8x Energy Transition 2024E Median: 24.9x Nuclear Services / Equipment 2024E Median: 10.5x N.M

Appendix

Term/Abbreviation Meaning Baseload Power The minimum amount of electric power delivered or required over a given period of time at a steady rate. Baseload Power Source Base load power sources are the plants that operate continuously to meet the minimum level of power demand 24/7. Brownfield site A brownfield site is any previously developed land that is not currently in use. Capacity Factor The measure of actual energy produced versus the maximum that could be produced at full output for the same period. COD Commercial operations date. DOE (Department of Energy) The Department of Energy administers aspects of the country's energy policy. The Department of Energy also funds scientific research in the field. Category II Category II facilities are licensed to possess special nuclear material of moderate strategic significance. These facilities include HALEU fuel cycle facilities, some non-power reactors and some medical isotope facilities. EPZ (Emergency Planning Zone) A zone around a nuclear power plant in which emergency protective action plans are designed to avoid or reduce radiation doses from inhaling radioactive particles. FOAK (First of a Kind) Used in engineering economics where the first item or generation of items using a new technology or design can cost significantly more than later items or generations. Generation IV Advanced Nuclear Technologies A broad class of nuclear reactors and other technologies that are non-light water based technologies that have been designed in order to remedy weaknesses associated with traditional light water reactor designs. HALEU (High-Assay Low-Enriched Uranium) Uranium that has been enriched to between 5% and 20%. Intermittence Inability of a renewable energy source to deliver a steady supply of electricity. For example, solar power stops at night and wind power stops when there is not enough wind. IRA (Inflation Reduction Act of 2022) The Inflation Reduction Act of 2022 is the FY2022 reconciliation bill, which sets out to reduce the national deficit, address climate change, invest in clean energy, lower the cost of health insurance and prescription drugs, and reform and enforce the tax code. KWh (Kilowatt Hour) One kilowatt of power for one hour. Load Following A power plant that is able to adjust its power output on demand in order to follow changes in electric grid demand throughout the day. MWe (Megawatt electric) A megawatt electric is one million watts of electricity generation capacity. NOAK (Nth of a kind) Later example of new technology or design that typically costs significantly less than previous examples. NRC (Nuclear Regulatory Commission) An independent agency of the United States government tasked with protecting public health and safety by regulating civilian uses of nuclear materials, including for nuclear energy. Glossary

Risk Factors Our business requires substantial investment. At the time of business combination announcement, the aggregate commitments to the Series C-2 Financing and PIPE Financing are sufficient to satisfy the minimum cash condition for the transaction; however, the commitments will not be sufficient to finance the total capital required for the business plan. To the extent we have significant redemptions in connection with this business combination or are unable to raise the level of capital we contemplate as part of the business combination, we will be required to make significant adjustments to our business plans in light of our available capital resources. For example, we will have to reduce future costs, which could materially impact our business plan, including potentially deferring our TRISO-X fuel fabrication facility, not pursuing some of our other strategic objectives and/or limiting the resources available to further develop our design, sales and manufacturing efforts. Our corporate expenditures, including our corporate level outspend, is subject to numerous risks and uncertainties, including uncertainties related to the impact of inflation, evolving regulatory requirements, raw material availability, global conflicts, global supply chain challenges and component manufacturing and testing uncertainties, among other factors. Accordingly, it is possible that our overall cash outspend could be higher than the levels we currently estimate, and any increases could have a material adverse affect on our business, financial condition and results of operations. In order to fulfill our business plan, we may require additional funding. To the extent we require additional funding in the future, such funding may be dilutive to our investors and no assurances can be provided as to terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions at the time we seek such funding and the progress of our business. If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed. We have not yet delivered the Xe-100, Xe-1 or any other SMR to customers and do not currently have any pre-orders for any of our reactors, and any setbacks we may experience during our first commercial delivery planned for 2029 and other demonstration and commercial missions or failure to obtain pre-orders could have a material adverse effect on our business, financial condition and results of operation, and could harm our reputation. Beginning in 2025, we will depend on pre-sales revenue to fund our demonstration, corporate growth and commercial development. Any delays to our planned commercial deliveries beginning in 2029 or pre-sales expectations could jeopardize our ability to maintain such funding and have a material adverse effect on our business, financial condition and results of operation. The amount of time and funding needed to bring our nuclear fuel to market may greatly exceed our projections. We depend significantly on U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. Continued full funding of the Advanced Reactor Demonstration Program (“ARDP”) is also subject to future government appropriations and continued political support. The termination or failure to fund, or negative audit findings for, one or more of these contracts or the ARDP program could have an adverse impact on our business, financial condition, results of operations and cash flows. We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy can affect our customers and us. Accidents involving nuclear power facilities, including but not limited to events similar to any of the Three Mile Island, Chernobyl or Fukushima Daiichi nuclear accidents, or terrorist acts or other high profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, our customers and the markets in which we operate and potentially decrease demand for nuclear energy or facilities, increase regulatory requirements and costs or result in liability or claims that could materially and adversely affect our business. The market for SMRs generating nuclear power is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected. There is limited operating experience for reactors of this type, configuration and scale, which may result in greater than expected construction cost, maintenance requirements, operating expense or delivery timing. Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share. We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in the Xe-100. We may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms. The Xe-100 design has not been approved, nor has it been licensed for use at any site, by the NRC or the Canadian Nuclear Safety Commission, and its approval or licensing is not guaranteed. Even if Xe-100 is approved in the United States and Canada, we must still obtain approvals on a country by country basis before we can sell our products in such country, which approvals may be delayed or denied or which may require modification to our design. Any delays in the development and manufacture of our SMRs and related technology may adversely impact our business and financial condition. The cost of electricity generated from nuclear sources may not be cost competitive with other electricity generation sources in some markets, which could materially and adversely affect our business. Changes in the availability and cost of electricity, natural gas and other forms of energy are subject to volatile market conditions that could adversely affect our business. Our customers must obtain additional regulatory approvals before they construct power plants using Xe-100 and approvals may be denied or delayed. We are part of the nuclear power industry, which is highly regulated. Our fuel designs differ from fuels currently licensed and used by commercial nuclear power plants. The regulatory licensing and approval process for nuclear power plants to operate with our nuclear fuels may be delayed and made more costly, and industry acceptance of our nuclear fuels may be hampered. The operations of our planned fuel facility in Tennessee, and any future facilities, will be highly regulated by the U.S. federal and state-level governmental authorities, including the NRC as well as the State of Tennessee and the other jurisdictions in which we may establish operations. Our operations could be significantly impacted by changes in government policies and priorities. We must obtain governmental licenses to possess and use radioactive materials, including isotopes of uranium, in our fuel facility operations. Failure to obtain or maintain, or delays in obtaining, such licenses could impact our ability to fabricate TRISO-X fuel for our customers, who will be entirely reliant on us for fuel, and have a material adverse effect on our business, financial condition and results of operation. We must complete nuclear grade material qualifications and obtain regulatory approvals for the use of various materials in our TRISO-X fuel and our reactor designs. This includes long lead time irradiation testing and analysis, which may require redesign or use of alternative suppliers if results are unsatisfactory. Further, certain key nuclear grade materials and components, such as graphite, are only produced in limited quantity and predominantly outside of the United States. Cultivating expanded foreign or domestic U.S. supply chain manufacturing capacity for key materials and components depends on cooperation from government and supply chain partners that may result in shortages and delays if not accomplished within assumed timelines or costs. Our operations involve the use, transportation and disposal of toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence. If we are unable to access high-assay low-enriched uranium (“HALEU”), our ability to manufacture TRISO-X fuel will be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations. Historically, Russia has been a significant global supplier of HALEU, but due to the ongoing war in Ukraine and associated U.S. sanctions imposed on Russia, we are highly dependent on the U.S. government for access to HALEU. We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operations. Our business with various governmental entities is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto. The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget or appropriations process for any government fiscal year could have an adverse impact on our business, financial condition, results of operations and cash flows. Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws. Changes in tax laws could adversely affect our business prospects and financial results. We rely on intellectual property law and confidentiality agreements to protect our intellectual property. We also rely on intellectual property we license from third parties. Our failure to protect our intellectual property rights, our infringement of third party intellectual property or our inability to obtain or renew licenses to use intellectual property of third parties, could adversely affect our business. We are subject to information technology and cyber security threats which could have an adverse effects, including regulatory, on our business and results of operations. A pandemic outbreak of a novel strain of coronavirus, also known as COVID-19 has disrupted and may continue to adversely affect our business operations and our financial results. Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition. We depend on key executives and management to execute our business plan and conduct our operations. A departure of key personnel could have a material adverse effect on our business. Our business plan requires us to attract and retain, qualified personnel including personnel with highly technical expertise. Were we not to be able to successfully recruit and retain experienced and qualified personnel, it could have a material adverse effect on our business. As a growth-oriented company, our securities have been subject to downward pressures in recent months, including inflationary pressures, increases in interest rates and other adverse economic and market forces, which may result in high redemptions of the cash available from the trust fund. If there are substantial redemptions, there will be a lower float of our common stock outstanding, which may cause further volatility in the price of our securities and adversely impact our ability to secure financing following the closing of the Business Combination.

Endnotes

Infrastructure Investing Accolades

Note: There may be other award categories for which Ares, its funds or its portfolio companies were considered but did not receive awards. The awards noted herein relate only to selected funds/strategies and may not be representative of any given client's experience and should not be viewed as indicative of Ares' past performance or its funds' future performance. All investments involve risk, including loss of principal.

1) Infrastructure Investors selected Ares Infrastructure Opportunities for Private Lender of the Year – Global, Renewables Investors of the Year – North America, Renewables Deal of the Year – Global (Apex Clean Energy) for the year 2021. Ares received the awards represented by survey participants that voted independently. In addition, survey participants could nominate another firm not listed in the category. Infrastructure Investors is a publication that covers the flow of private capital into infrastructure projects around the world, as published by PEI, which is a group focused exclusively on private equity, private debt, private real estate and infrastructure and agri-investing. Ares was selected as the winner of the aforementioned awards through a selection process by those persons choosing to vote in each category, which may include firms that submitted for awards, but which are not allowed to vote for themselves. Ares did submit for these categories but did not pay a fee to participate in the selection process. The selection of Ares Infrastructure Opportunities to receive these awards was based in part on subjective criteria and a potentially limited universe of competitors.
2) Power Finance & Risk (PFR) selected Ares Infrastructure Opportunities for Private Equity Sponsor of the Year, and Credit Fund Manager of the Year for the year 2020. Ares received the awards represented by survey participants that voted independently. PFR provides news, analysis, proprietary data and perspectives on financing and M&A in the power and utilities industries and alternative energy firms, covering the Americas. Ares was selected as the winner of the aforementioned awards through a selection process by unprecedented judging panel comprising 45 senior market participants from across project development, banking, law and investing. The PFR editorial team combined the feedback obtained in these interviews with PFR's own reporting and data to determine the final winners. Ares did submit for categories but did not pay a fee to participate in the selection process. The selection of Ares Infrastructure Opportunities to receive these awards was based in part on subjective criteria and a potentially limited universe of competitors.

IRA Potential Value Creation Assumptions

1) Eligibility requirements: Applies to qualified facilities placed in service after 2024 and the construction of which generally begins before 2034, facility's greenhouse gas emission rate cannot exceed zero, electricity must be produced in the U.S. and sold to "unrelated persons," facility meets U.S. Labor Department "prevailing wage" and "apprenticeship" standards
   - Projects that start construction after the following "applicable year" are subject to a four-year phase-out beginning the later of (i) the date that the U.S. Secretary of Energy determines that annual greenhouse gas emissions from electrical generation is equal to or less than 25% of emissions in 2022 or (ii) 2032
   - The "prevailing wage" and "apprenticeship" standards will be deemed to be met if projects "began construction" earlier than 60 days after the Treasury issued relevant guidance
2) Eligibility requirements: Applies to qualified facilities placed in service after 2024 and the construction of which generally begins before 2034, facility's greenhouse gas emission rate cannot exceed zero and facility meets U.S. Labor Department "prevailing wage" and "apprenticeship" standards. Credits are subject to recapture if eligibility requirements are not maintained or if the facility is sold
   - Projects that start construction after the following "applicable year" are subject to a four-year phase-out beginning the later of (i) the date that the U.S. Secretary of Energy determines that annual greenhouse gas emissions from electrical generation is equal to or less than 25% of emissions in 2022 or (ii) 2032
   - The "prevailing wage" and "apprenticeship" standards will be deemed to be met if projects "began construction" earlier than 60 days after the Treasury issued relevant guidance
3) Hours in a year times 1,000
4) Shown in 2022 dollars. Tax credit will step-up annually with inflation. No inflation shown above
5) X-energy management's estimate for a customer's direct costs to construct a 4-pack XE-100 reactor. Subject to diligence and IRS rule making process on expense eligibility for investment tax credit
6) X-energy assumption not explicitly included in IRA; similar provisions have been included in prior renewables tax credit programs

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